Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in the Annual Report on Form 10-KSB of Baron Capital Properties, L.P. of our report dated April 13, 2001 relating to the consolidated financial statements of Baron Capital Properties, L.P. as of December 31, 2000 and for each of the two years in the period then ended, appearing in such Annual Report.


RACHLIN COHEN & HOLTZ LLP


Miami, Florida
May 15, 2001



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